Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SANTA FE GOLD CORPORATION", FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 2011, AT 11:30 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

2270553 8100

AUTHENTICATION: 2219941

150388588

DATE: 03-20-15

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Santa Fe Gold Corporation

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " Fourth " so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares consisting of Common Stock, $.002 par value per share ("Common Stock").

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this Second day of June, 2011.

By: [signature]
Authorized Officer

Title: President and CEO

Name: W. Pierce Carson
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 06/06/2011
FILED 11:30 AM 06/06/2011
SRV 110696451 - 2270553 FILE